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                                                                    EXHIBIT 10.8


Loan No.  Port No. Loan Name   Note Date   Rate    Note Amt.   Maturity  Off.
400094    101660    INMET       11-19-99   7.50% $2,737,930.66 11-19-04  JML

                              (For Bank Purposes Only)

                                 PROMISSORY NOTE
                               (Fixed Rate - Term)

Amount:    $2,737,930.66                                    Ann Arbor, Michigan
Due Date:  November 19, 2004                                  November 19, 1999

Borrower:
INMET CORPORATION
a Michigan corporation
300 Dino Drive
Ann Arbor, MI 48103
Tax ID #38-317-8661

Bank:
BANK OF ANN ARBOR
A Michigan banking corporation
125 South fifth Avenue
P. 0. Box 8009
Ann Arbor, MI 48107

     FOR VALUE RECEIVED Borrower, promises to pay to the Order of Bank, at its offices at the above address, or at such other place as Bank may designate in writing, the principal sum of TWO MILLION SEVEN HUNDRED THIRTY SEVEN THOUSAND NINE HUNDRED THIRTY DOLLARS AND SIXTY SIX CENTS ($2,737,930.66), plus interest on the portion of that principal sum from time to time outstanding at a rate equal to SEVEN AND ONE-HALF PERCENT (7.50%) per annum. Interest shall be computed on the basis of a 365 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the rate of interest applicable to this Note, effective as of the date of such change, resulting from a change in Bank's prime rate.

     The principal and interest under this Note shall be payable as follows:

          Principal and interest are due and payable in 60 equal monthly payments of $20,233.07 on the 19th day of each month, beginning December 19, 199, or the day following if the payment day is a holiday or is a non-business day for Bank. Unless paid prior to maturity, the last scheduled payment plus all other unpaid principal, accrued interest, cost and expenses are due and payable on November 19, 2004, which is the date of maturity. These payment amounts are based upon timely payment of each installment. All amounts shall be paid in legal U.S. Currency. Any payment made with a check will constitute payment only when collected.

     Borrower may prepay this note in whole or in part at any time subject to payment of the following prepayment premium: 3% of the amount of the prepayment if payment occurs between November 19, 1999 and November 19, 2000, 2% of the amount of the prepayment if payment occurs between November 20, 2000 and November 19, 2001, 1% of the prepayment if payment occurs between November 20, 2001 and November 19, 2004, which is the date of maturity.

     Nothing herein contained, nor any transaction relating hereto, shall be construed or so operate as to require Borrower to pay, or be charged, interest at a greater rate than the maximum allowed by the applicable law relating to this note. Should any interest or other charges charged, paid or payable by Borrower in connection with this Note or any other Loan Document (as defined below) result in the charging, payment or earning of interest in excess of the maximum allowed by the applicable law relating to this Note, then any and all such excess not yet paid shall be and the same is hereby waived by the Bank, and any and all such excess previously paid shall be automatically credited against and in reduction of the principal due under this Note.


     This Note is secured by a Guaranty dated the same date herewith and a Mortgage dated the same date herewith recorded at the Washtenaw County Register of Deeds, Michigan (collectively, the "Collateral


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Documents"). In addition, Borrower hereby grants to Bank a security interest in all of Borrower's bank deposits, instruments, negotiable documents and chattel paper which at any time are in the possession or control of Bank. Bank may hold and apply at any time its own indebtedness or liability to Borrower in payment of any indebtedness hereunder.



     The following shall constitute an event of default (an "Event of Default") under this note and each Collateral Document (collectively, the "Loan Documents"):

         1. The Borrower shall fail to make any payment of principal and interest under this Note within ten (10) days after its due date;

         2. The Borrower or any other party shall be in breach of the performance or observance of any provision under any Collateral Document and shall fail to remedy such breach within thirty (30) days after written demand by the Bank as received (or deemed received) by the Borrower;

         3. Any material representation or warranty made by the Borrower in any Loan Document or in any financial statement delivered by the Borrower to the Bank shall be false in any material aspect when made or given;

         4. If Borrower shall fail to pay all or part of the principal and interest under any other indebtedness of the Borrower to any party for borrowed money and such default shall not be cured within the period of grad (if any) specified in the document evidencing such indebtedness;

         5. The Borrower shall become insolvent, shall admit in writing its inability to pay its debts as they mature, shall make a general assignment for the benefit of its creditors, shall file a voluntary petition in bankruptcy, or shall apply to a court for the appointment of a receiver for any of its assets, or shall be adjudicated bankrupt in any involuntary proceeding or shall have a writ of attachment, garnishment or similar process issued against any of its property or have a receiver appointed for any of its assets, which writ or appointment is not stayed, discharged or satisfied within thirty (30) days after such issuance or appointment; or

         6. There shall occur any material adverse change in the financial or business condition of the Borrower, as determined by the Bank in its reasonable discretion.

Upon the occurrence of an Event of Default, without further notice or demand by Bank, the entire unpaid principal balance of this Note, including all accrued but unpaid interest and other amount due and payable in full and Bank may pursue any and all remedies set forth in the Loan documents and as may otherwise be available under applicable law.

     From and after the occurrence of an Event of default and during the continuation thereof, the following provisions shall be applicable notwithstanding any provision in this Note to the contrary:

         1. The unpaid principal balance of the Loan outstanding shall accrue interest at a per annum rate equal to Ten and one-half PERCENT (10.50%).

         2. If the Event of Default arose because of the failure of Borrower to make a monthly installment hereunder, then, at the option of Bank, a late charge equal to the greater of not more than three percent (3%) of the installment not paid or twenty five dollars ($25.00) may be charged. If so charged, such amount shall be paid by Borrower within five (5) days after receipt of an invoice therefor.

     Acceptance by Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due may become an Event of Default.

     Borrower, and all endorsers, sureties and guarantors hereof, hereby jointly and severally waive presentment for payment, demand, notice of nonpayment, notice of protest or protest of this Note and diligence in collection or bringing suit, and hereby consent to any and all extensions of time, renewals, waivers or modifications that may be granted by Bank with respect to payment or any other provisions of this Note, and to the release of any collateral or any part thereof with or without substitution. The liability of Borrower shall be absolute and unconditional, without regard to the liability of any other party to this transaction.

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     This Note shall be governed by and construed in accordance with the laws of the State of Michigan. In the event this Note is placed in the hands of an attorney for collection, Borrower shall pay to Bank all reasonable expenses incurred in connection therewith, including reasonable attorney's fees and costs of collection.

BORROWER:

                                                     INMET CORPORATION

                                                     By:  /s/ John L. Smucker
                                                         ----------------------
                                                          JOHN L. SMUCKER
                                                        Its: CHAIRMAN